UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        July 19, 2011

Bank of the Ozarks, Inc.
(Exact name of registrant as specified in its charter)

Arkansas
(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)
17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Two-for-One Stock Split

On July 19, 2011 Bank of the Ozarks, Inc. (the "Company") announced that its Board of Directors declared a two-for-one stock split of the Company’s common stock in the form of a 100% stock dividend, payable on or about August 16, 2011 to shareholders of record at the close of business on August 5, 2011.  The Company’s common stock is expected to begin trading on a split-adjusted basis on or about August 17, 2011.  The stock split will increase the Company's total shares of common stock currently outstanding from approximately 17,128,000 shares to approximately 34,256,000 shares.

A copy of the press release announcing the two-for-one stock split is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated July 19, 2011: Bank of the Ozarks, Inc. Announces Two-for-One Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date:	July 19, 2011	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer and
Chief Accounting Officer

Exhibit No.	Document Description

99.1	Press Release dated July 19, 2011: Bank of the Ozarks, Inc. Announces Two-for-One Stock Split

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